Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated financial information and explanatory notes present how the combined financial statements of California BanCorp (formerly Southern California Bancorp or “SCB” prior to the merger closing on July 31, 2024) and California Bancorp (“CBC”) may have appeared had the businesses actually been combined as of and for the periods discussed below. The unaudited pro forma condensed combined consolidated financial information presented reflects that, at the effective date of the merger, each share of CBC common stock will be converted into the right to receive 1.590 shares of SCB common stock. The unaudited pro forma condensed combined consolidated financial information shows the impact of the merger of SCB and CBC on the companies’ respective historical financial positions and results of operations under the acquisition method of accounting with SCB treated as the acquirer. Under this method of accounting, the assets and liabilities of CBC will be recorded by SCB at their estimated fair values, with certain exceptions, as of the date the merger is completed.

The unaudited pro forma condensed combined consolidated balance sheet gives effect to the merger as if the transaction had occurred on June 30, 2024. The unaudited pro forma condensed combined consolidated statements of income for the six months ended June 30, 2024 and year ended December 31, 2023, give effect to the merger as if the transactions had been completed on January 1, 2023. The unaudited pro forma combined selected financial data is derived from such balance sheet and statements of income.

The unaudited pro forma condensed combined consolidated financial information included herein is presented for informational purposes only and does not necessarily reflect the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in this unaudited pro forma condensed combined consolidated financial information are preliminary and are subject to revision. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the Merger had been consummated on the date or at the beginning of the period indicated, or which may be attained in the future.

The information presented below should be read together with the historical consolidated financial statements of SCB and CBC, including the related notes, provided or incorporated by reference in SCB’s and CBC’s joint proxy statement/prospectus, dated May 15, 2024, SCB’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed on August 12, 2024, CBC’s financial statements for the quarterly period ended June 30, 2024 included as an exhibit in this Form 8-K/A, together with the consolidated historical financial information for SCB and CBC and the other pro forma financial information, including the related notes, appearing elsewhere in this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

	June 30, 2024
(dollars in thousands)	Historical SCB	Historical CBC	Pro Forma Transaction Adjustments	Ref.	Pro Forma Combined

Cash and cash equivalents	$104,733	$231,749	$(18,947)	(1)	$317,535
Debt securities available for sale	123,653	30,624	—	(2)	154,277
Debt securities held to maturity	53,449	94,679	(12,231)	(3)	135,897
Loans held for sale	6,982	—	—		6,982
Loans held for investment	1,877,617	1,489,405	(70,411)	(4)	3,296,611
Allowance for credit losses - loans	(23,788)	(16,348)	(24,496)	(5)	(64,632)
Loans held for investment, net	1,853,829	1,473,057	(94,907)		3,231,979
Restricted stock, at cost	16,898	6,328	—		23,226
Premises and equipment	12,741	1,763	—		14,504
Right-of-use asset	8,298	8,116	(373)	(6)	16,041
Goodwill	37,803	7,350	63,847	(7)	109,000
Core deposit intangible, net	1,065	65	22,588	(8)	23,718
Bank owned life insurance	39,445	26,273	—		65,718
Deferred taxes, net	11,080	10,195	28,837	(9)	50,112
Accrued interest and other assets	23,717	27,190	—		50,907
Total assets	$2,293,693	$1,917,389	$(11,186)		$4,199,896
LIABILITIES
Noninterest-bearing demand	$666,606	$644,179	$—		$1,310,785
Interest-bearing deposits	1,269,256	994,510	248	(10)	2,264,014
Total deposits	1,935,862	1,638,689	248		3,574,799
Borrowings	42,913	54,360	(3,528)	(11)	93,745
Operating lease liability	10,931	9,746	(713)	(12)	19,964
Accrued interest and other liabilities	10,768	19,137	915	(13)	30,820
Total liabilities	2,000,474	1,721,932	(3,078)		3,719,328
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—		—
Common stock	224,006	114,095	102,227	(14)	440,328
Retained earnings	75,700	82,121	(111,094)	(14)	46,727
Accumulated other comprehensive loss - net of taxes	(6,487)	(759)	759	(14)	(6,487)
Total shareholders’ equity	293,219	195,457	(8,108)	(14)	480,568
Total liabilities and shareholders’ equity	$2,293,693	$1,917,389	$(11,186)		$4,199,896

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED INCOME STATEMENTS

	Six Months Ended June 30, 2024
(dollars in thousands)	Historical SCB	Historical CBC	Pro Forma Transaction Adjustments	Ref.	Pro Forma Combined
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$57,641	$46,537	$10,154	(15)	$114,332
Interest on debt securities	3,054	2,718	231	(16)	6,003
Interest and dividends on other interest-earning assets	2,418	5,146	—		7,564
Total interest and dividend income	63,113	54,401	10,385		127,899
INTEREST EXPENSE
Interest on deposits	19,975	18,445	(4)	(17)	38,416
Interest on borrowings	1,637	1,130	787	(18)	3,554
Total interest expense	21,612	19,575	783		41,970
Net interest income	41,501	34,826	9,602		85,929
Provision for credit losses	2,562	13,632	—	(19)	16,194
Net interest income after provision for credit losses	38,939	21,194	9,602		69,735
NONINTEREST INCOME
Service charges and fees on deposit accounts	1,093	1,927	—		3,020
Gain on sale of loans	415	—	—		415
Income from bank owned life insurance	527	374	—		901
Servicing and related income on loans, net	68	92	—		160
Loss on sale and disposal of fixed assets	(19)	—	—		(19)
Other charges and fees	498	560	—		1,058
Total noninterest income	2,582	2,953	—		5,535
NONINTEREST EXPENSE
Salaries and employee benefits	18,386	17,777	183	(20)	36,346
Occupancy and equipment	2,897	2,883	(216)	(21)	5,564
Data processing and communications	2,336	988	—		3,324
Legal, audit and professional	1,073	801	—		1,874
Regulatory assessments	734	600	—		1,334
Director and shareholder expenses	432	512	—		944
Merger and related expenses	1,040	1,596	—	(22)	2,636
Core deposit intangible amortization	130	17	1,519	(23)	1,666
Other real estate owned expenses	5,023	—	—		5,023
Other expenses	1,935	1,736	—		3,671
Total noninterest expense	33,986	26,910	1,486		62,382
Income (loss) before income taxes	7,535	(2,763)	8,115		12,887
Income tax expense (benefit)	2,410	(719)	2,399	(24)	4,090
Net income (loss)	$5,125	$(2,044)	$5,716		$8,797
Weighted average shares:
Basic	18,482,177	8,480,654	5,139,560	(25)	32,102,391
Diluted	18,800,614	8,610,179	5,010,035	(25)	32,420,828
Earnings (loss) per share:
Basic	$0.28	$(0.24)			$0.27
Diluted	$0.27	$(0.24)			$0.27

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
INCOME STATEMENTS, CONTINUED

	Year Ended December 31, 2023
(dollars in thousands)	Historical SCB	Historical CBC	Pro Forma Transaction Adjustments	Ref.	Pro Forma Combined
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$113,951	$94,275	$22,829	(15)	$231,055
Interest on debt securities	5,152	5,737	697	(16)	11,586
Interest and dividends on other interest-earning assets	4,419	9,627	—		14,046
Total interest and dividend income	123,522	109,639	23,526		256,687
INTEREST EXPENSE
Interest on deposits	26,865	31,669	(241)	(17)	58,293
Interest on borrowings	2,519	2,945	2,050	(18)	7,514
Total interest expense	29,384	34,614	1,809		65,807
Net interest income	94,138	75,025	21,717		190,880
Provision for credit losses	915	1,297	21,264	(19)	23,476
Net interest income after provision for credit losses	93,223	73,728	453		167,404
NONINTEREST INCOME
Service charges and fees on deposit accounts	1,946	3,274	—		5,220
Gain on sale of loans	831	—	—		831
Income from bank owned life insurance	946	705	—		1,651
Servicing and related income on loans, net	240	244	—		484
Loss on sale of available-for-sale debt securities	(974)	—	—		(974)
Other charges and fees	390	223	—		613
Total noninterest income	3,379	4,446	—		7,825
NONINTEREST EXPENSE
Salaries and employee benefits	39,249	32,394	1,078	(20)	72,721
Occupancy and equipment	6,231	5,057	(432)	(21)	10,856
Data processing and communications	4,534	2,216	—		6,750
Legal, audit and professional	2,971	1,684	—		4,655
Regulatory assessments	1,508	1,061	—		2,569
Director and shareholder expenses	849	1,157	—		2,006
Merger and related expenses	240	75	17,232	(22)	17,547
Core deposit intangible amortization	389	41	3,501	(23)	3,931
Other expenses	3,775	3,871	—		7,646
Total noninterest expense	59,746	47,556	21,379		128,681
Income before income taxes	36,856	30,618	(20,926)		46,548
Income tax expense	10,946	8,985	(5,682)	(24)	14,249
Net income	$25,910	$21,633	$(15,244)		$32,299
Weighted average shares:
Basic	18,246,164	8,374,614	5,245,600	(25)	31,866,378
Diluted	18,656,742	8,453,423	5,166,791	(25)	32,276,956
Earnings per share:
Basic	$1.42	$2.58			$1.01
Diluted	$1.39	$2.56			$1.00

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL INFORMATION

Note 1 — Explanation of the Merger

On January 30, 2024, Southern California Bancorp (“SCB”) announced the execution of a definitive merger agreement with California BanCorp (“CBC”), the holding company for California Bank of Commerce (“CBC Bank”), pursuant to which the companies combined in an all-stock merger valued at approximately $216.6 million, or $25.11 per share of CBC, based on the closing price of SCB common stock of $15.79 on July 31, 2024 (the “Merger Closing Date”). Under the terms of the definitive agreement, which was unanimously approved by the boards of directors of SCB and CBC, each outstanding share of CBC common stock was exchanged for the right to receive 1.590 shares of SCB common stock.

For each CBC outstanding (vested and unvested) stock option, it was cancelled and the holder of such option received an amount in cash (the “Option Consideration”) equal to the product of (i) the total number of shares subject to such option and (ii) the excess, if any, of (A) a 10-day volume weighted average closing price of shares of SCB common stock of $14.45 times the 1.590 exchange ratio (the “Option Cashout Price” of $22.98) over (B) the exercise price per share under such option. Any CBC outstanding stock option which had an exercise price per share greater than or equal to the Option Cashout Price was cancelled for no consideration or payment. The cash payment for stock options that vested prior to the merger closing date of $1.4 million is included in purchase consideration. The cash payment for non-vested stock options as of the Merger Closing Date of $284 thousand was recorded as an expense of the combined company on the closing date.

Additionally, each CBC restricted stock unit (“RSU”) that was outstanding immediately prior to the merger, (i) if granted to a departing non-employee member of the Board of Directors of CBC was fully vested and cancelled and converted automatically into the right to receive (without interest) that number of shares, adjusted by the exchange ratio, of SCB Common Stock and (ii) for all other holders of outstanding RSUs was assumed and converted into a restricted stock unit, adjusted by the exchange ratio, in respect of SCB Common Stock with the same terms and conditions as were applicable to the RSU immediately prior to the merger (collectively, (i) and (ii) referred to as the “Restricted Stock Consideration”). The fair value for the portion of of RSUs that is attributable to pre-combination vesting for a) non-continuing directors whose unvested awards automatically converted under the merger agreement of $3 thousand and b) non-continuing employees whose unvested awards were accelerated upon closing of the merger of $820 thousand is included in purchase consideration. The fair value for the portion of these awards that is attributable to post-combination vesting of $1.1 million is included in expense of combined company upon merger closing.

The fair value of the remaining converted RSUs for continuing directors, executives and employees for the portion of the awards that is attributable to pre-combination vesting of $1.3 million is included in restricted stock purchase consideration. The fair value of these converted RSUs for the portion of the awards that is attributable to post-combination vesting of $3.4 million will be recognized as stock-based compensation expense over the remaining vesting periods.

As a result of the transaction, SCB shareholders own approximately 58% of the outstanding shares of the combined company and CBC shareholders owned approximately 42% of the outstanding shares of the combined company as of July 31, 2024. The transaction closed on July 31, 2024, upon satisfaction of customary closing conditions, including receipt of required regulatory approvals and approvals from SCB and CBC shareholders.

Note 2 – Basis of Presentation

The accompanying unaudited pro forma combined condensed consolidated financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2024 combines the historical consolidated balance sheets of SCB and CBC, giving effect to the merger as if it had been completed on June 30, 2024. The unaudited pro forma combined condensed consolidated statements of income for the six months ended June 30, 2024 and year ended December 31, 2023 combines the historical consolidated statements of income of SCB and CBC, giving effect to the merger as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined consolidated financial information is not necessarily indicative of what the combined company’s balance sheet or income statements actually would have been had the transaction been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the transaction. SCB and CBC have not had any historical material relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

SCB’s and CBC’s historical financial statements were prepared in accordance with GAAP. Certain reclassifications were made to align SCB’s and CBC’s financial statement presentation. SCB has not identified all adjustments necessary to conform CBC’s accounting policies to SCB’s accounting policies. Upon completion of the merger, or as more information becomes available, the combined company will perform a more detailed review of CBC’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when combined, could have a material impact on the combined company’s financial information.

The accompanying unaudited pro forma combined condensed consolidated financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with SCB considered to be the acquirer of CBC. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma combined condensed consolidated balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of CBC based upon management’s preliminary estimate of their fair values as of June 30, 2024. SCB has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of CBC assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain CBC assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma combined condensed consolidated financial statements are preliminary and subject to revision based on final determination of fair value.

Note 3 – Preliminary Purchase Price Accounting Allocation

The following table summarizes the preliminary purchase price allocation to the estimated fair value of assets and liabilities of CBC (in thousands, except share and per share data):

Fair value consideration paid to CBC common shareholders:
Outstanding shares of CBC, July 31, 2024	8,488,829
Restricted stock units vested fully at merger closing(1)	77,436
Shares of CBC common stock exchanged	8,566,265
Exchange ratio	1.590
Shares of SCB common stock issued to CBC shareholders at closing, before fractional shares	13,620,361
Less: fractional shares	(147)
Shares of SCB common stock issued to CBC shareholders at closing	13,620,214
SCB closing price per share, July 31, 2024	$15.79
Fair value of common shares issued and exchanged		$215,063
Less: fair value of accelerated restricted stock units attributable to post-combination vesting(2)(3)		(1,122)
Cash paid for fractional shares		2
Cash paid for CBC outstanding stock options(4)		1,431
Restricted stock consideration for continuing directors, executives and employees(5)		1,257
Total pro forma purchase consideration		216,631

Fair value of assets acquired:
Cash and due from banks	$231,749
Debt securities	113,072
Loans held for investment	1,418,994
Allowance for credit losses	(22,321)
Restricted stock, at cost	6,328
Premises and equipment	1,763
Right-of-use asset	7,743
Core deposit intangible, net	22,653
Bank owned life insurance	26,273
Deferred taxes, net	28,103
Accrued interest and other assets	27,190
Total assets acquired	$1,861,547

Fair value of liabilities assumed:
Deposits	$1,638,937
Borrowings	50,832
Operating lease liability	9,033
Accrued interest and other liabilities	17,311
Total liabilities assumed	$1,716,113
Net assets acquired		145,434
Pro forma preliminary goodwill		$71,197

(1)	Represents 5,596 unvested restricted stock units of non-continuing directors that were automatically fully vested and converted under the merger agreement and 71,840 of unvested restricted shares (replacement awards) for non-continuing executives and employees that were accelerated and fully vested. The portion of the fair value of these awards attributable to post-combination vesting is reflected in expense of the combined company upon merger closing (Refer to Note 20).
(2)	Represents the fair value of the 71,840 restricted stock units (replacement awards) that were accelerated for non-continuing directors, executives and employees that was attributable to post-combination vesting. Upon acceleration, 51,801 net shares were issued after 25,635 shares were surrendered by certain executives and employees to pay for taxes. The portion of the fair value of these awards attributable to post-combination vesting is reflected in expense of the combined company upon merger closing (Refer to Note 20).
(3)	Included in this amount is $472 thousand related to 31,355 restricted stock units that fully vested due to change in control agreements (double trigger) held by four executives that are no longer be employed by SCB upon closing of the merger.
(4)	Represents the payment of (a) $1.3 million for 283,641 vested stock options at a weighted average exercise price of $18.22 and (b) $82 thousand for 92,685 unvested stock options at a weighted average price of $19.03 attributable to pre-combination vesting based on the $22.98 Option Cashout Price. An additional $284 thousand was paid for the portion of unvested stock option attributable to post-combination and will be an expense of the combined company upon merger closing. There were 65,785 unvested stock options at a weighted average price of $23.81 that were out-of-the-money at July 31, 2024 and excluded from stock option consideration as they were cancelled under the terms of the merger agreement.
(5)	Represents the fair value of 185,878 unvested restricted stock units (replacement awards) for continuing executives and employees attributable to pre-combination vesting. A forfeiture rate of 3% was applied in determining share-based awards expected to vest.

Preliminary pro forma goodwill represents the excess of the purchase price over the fair value of the net assets acquired. The purchase price is based on the $15.79 per share closing price of SCB common stock on the July 31, 2024 merger closing date.

Note 4 – Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

1.	Adjustment of $18.9 million to reflect cash consideration for CBC outstanding stock options paid at closing of $1.7 million and additional transaction costs to be paid estimated at $17.2 million.

The following are the aggregate one-time merger-related transaction costs, estimated to be incurred by both SCB and CBC (in thousands):

Amount
Financial advisory fees	$5,100
Legal, accounting, valuation and other professional costs	2,381
Information technology	4,521
Severance and change in control costs	6,235
Insurance	920
Other	1,026
Total estimated costs	20,183
Transaction costs incurred through June 30, 2024	(2,951)
Estimated remaining costs	$17,232

2.	Adjustment of zero includes increases of a) $7 thousand to reverse net discounts and b) $1.0 million to reverse unrealized holding losses offset by c) a $1.0 million fair value adjustment decrease to record debt securities, available-for-sale at fair value at closing. This adjustment will be amortized over an estimated weighted average contractual term of five years, based on an accelerated method estimated as follows (in thousands):

Total
Year 1	$339
Year 2	271
Year 3	204
Year 4	136
Year 5	68
Thereafter	—
$1,018

3.	Adjustment of $12.2 million includes decreases of a) $75 thousand to reverse net premiums, and b) $12.2 million to reflect realized losses for securities sold subsequent to June 30, 2024 and prior to the Merger Closing Date, offset by b) $56 thousand to record debt securities, held-to-maturity at fair value at closing. This $56 thousand adjustment will be amortized over an estimated remaining term of five years, based on an accelerated method.

4.	Adjustment of $70.4 million to loans held for investment includes (in thousands):

To eliminate CBC’s net deferred origination costs at closing	$(1,725)
To eliminate CBC’s loan discounts at closing	186
To record fair value of interest rate mark for the loan portfolio(1)(4)	(46,567)
To record fair value of credit for the loan portfolio(2)(4)	(44,626)
To record the gross-up of the credit mark on purchased credit deteriorated (“PCD”) loans(3)	22,321
Total adjustments to loans held for investment	$(70,411)

(1)	Adjustment reflects a $41.9 million, or 3.05%, interest rate mark for non-PCD loans and a $4.6 million, or 4.15% interest rate mark for PCD loans based on estimated interest rate adjustments. These adjustments will be amortized on a level yield basis over the remaining life of the portfolio.
(2)	Adjustment reflects a $21.8 million, or 1.58%, credit mark for non-PCD loans and a $22.8 million, or 20.50% credit mark for PCD loans based on estimated credit adjustments. The credit adjustment for non-PCD loans will be amortized on a level yield basis over the remaining life of the portfolio.
(3)	Adjustment reflects the gross-up of the expected lifetime credit losses for PCD loans. See Note #5 below.
(4)	Amortization of the interest rate mark for the total loan portfolio and the credit mark attributable to non-PCD loans is estimated to be the following amounts (in thousands):

	Interest Rate Mark	Credit Mark (non-PCD)	Total
Year 1	$14,925	$7,407	$22,333
Year 2	14,203	5,666	19,869
Year 3	10,155	4,366	14,521
Year 4	3,900	2,536	6,436
Year 5	1,873	1,021	2,894
Thereafter	1,510	808	2,318
	$46,567	$21,805	$68,372

5.	Adjustment of $24.5 million to the allowance for credit losses includes (in thousands):

To eliminate CBC’s allowance for credit losses at closing	$16,348
Increase in the allowance for credit losses for gross-up of the estimate of lifetime credit losses for PCD loans(1)	(22,321)
Provision for estimated lifetime credit losses for non-PCD loans (2)	(18,523)
Total adjustments to allowance for credit losses	$(24,496)

(1)	Adjustment reflects the gross-up of the expected lifetime credit losses for PCD loans based on management’s estimate of credit losses. This adjustment was based on applying a 20.50% loss factor to approximately $111.3 million of PCD loans at June 30, 2024.

(2)	Adjustment to record the expected lifetime credit losses for non-PCD loans based on an initial estimated allowance for credit losses coverage ratio of 1.58% based on management’s estimate of credit losses. This one-time adjustment for non-PCD loans acquired is recorded after the merger closing through a provision for credit losses in the accompanying condensed combined consolidated statements of income. Refer to Note #19 below.

6.	Adjustment of $373 thousand to reflect a) the elimination of $8.1 million existing operating lease right-of-use asset, b) establishing a $9.0 million operating lease right-of-use asset based on the remaining terms of the underlying leases, and c) a fair value of approximately $1.3 million related to unfavorable leases term which will be recognized on a straight-line basis over the remaining contractual terms of the leases.

7.	Adjustment of $63.8 million to reflect a) the elimination of $7.4 million of existing goodwill and b) the recognition of goodwill in the amount of $71.2 million resulting from the difference between total purchase consideration received by CBC shareholders less the net fair value of the acquired assets and assumed liabilities (Refer to Note 3 – Preliminary Purchase Price Accounting Allocation above).

8.	Adjustment of $22.6 million to a) eliminate the $65 thousand existing core deposit intangible of CBC and b) record $22.7 million to reflect the estimated fair value of core deposit intangible based on a core deposit premium of approximately 2.57%. This adjustment will be amortized over a ten-year life, based on an accelerated method estimated as follows (in thousands):

Total
Year 1	$3,542
Year 2	3,072
Year 3	2,672
Year 4	2,425
Year 5	2,199
Thereafter	8,743
$22,653

9.	Adjustment of $28.8 million to reflect a) the $17.9 million increase in deferred tax assets related to the pro forma adjustments at a blended federal and state statutory rate of 29.56%, b) the $4.2 million increase of deferred tax assets for the $17.2 million of additional transaction costs to be paid upon merger closing, of which $15.5 million is estimated to be tax deductible, c) the $416 thousand increase of deferred tax assets for the impact of post-combination vesting related to stock options and accelerated restricted stock units, and d) the $5.5 million increase of deferred tax assets for the $18.5 million day one ACL established for non-PCD loans.

10.	Adjustment of $248 thousand to reflect the estimated fair value of time deposits using a weighted average price of approximately 100.1% based on discounted cash flows using current market rates offered on certificates of deposit with similar terms. This adjustment will be amortized into interest expense on a straight-line basis over the estimated maturity of the related deposits, which approximates one year (Refer to Note #17).

11.	Adjustment of $3.5 million to eliminate the $640 thousand of unamortized issuance costs, offset by a $4.2 million to reflect the 92% estimated fair market value of subordinated debt, which will be amortized on a straight-line basis over the remaining periods to expected call dates of the notes, which approximates 1.4 years (Refer to Note #18).

12.	Adjustment of $713 thousand to reflect the elimination of the $9.7 million existing operating lease liability and establishing a $9.0 million operating lease liability based on the remaining terms of the underlying leases.

13.	Adjustment of $915 thousand to eliminate the existing $1.8 million allowance for credit losses on unfunded loan commitments, offset by $2.7 million to reflect the initial estimate of the allowance for credit losses on unfunded loan commitments. The adjustment was based on utilization rates based on the economic expectations over the contractual life of the commitment adjusted for qualitative considerations. This one-time adjustment for the allowance for losses on unfunded commitments is recorded after the merger closing through a provision for credit losses in the accompanying condensed combined consolidated statements of income. Refer to Note #19 below.

14.	Adjustment of $8.1 million to shareholders’ equity includes (in thousands):

To eliminate CBC’s shareholders’ equity at closing	$(195,457)
To recognize purchase consideration	216,631
Cash paid to settle stock options outstanding(1)	(1,631)
To record allowance for credit losses for estimated lifetime credit losses on non-PCD loans post-acquisition closing of $18.5 million, net of tax impact(2) (See Note #5)	(13,048)
To record allowance for credit losses for estimated lifetime credit losses on unfunded commitments post-acquisition closing of $2.7 million, net of tax impact(2) (See Note #13)	(1,931)
To record additional transaction costs of $17.2 million due at merger closing, net of tax for deductible merger transaction costs(2) (See Note #1)	(13,004)
To record the net equity impact of post-combination expense for accelerated restricted shares(3)	332
Total adjustments to shareholders’ equity	$(8,108)

(1)	Amount represents the portion of cash paid to settle stock options attributable to pre-combination vesting of $1.4 million and the portion of cash paid to settle stock options attributable to post-combination vesting, net of tax, of $200 thousand, which is an expense of the combined company upon merger closing,
(2)	Adjustment is net of a blended federal and state statutory rate of 29.56%..
(3)	Amount represents the net of tax impact of accelerated RSUs attributable to post-combination vesting of $790 thousand for non-continuing directors, executives and employees, which will be recognized as an expense of the combined company upon merger closing, offset by a $1.1 million impact on common stock.

15.	Adjustment of $10.2 million for the six months ended June 30, 2024 and $22.8 million for the year ended December 31, 2023 includes (in thousands):

	Six Months Ended June 30, 2024	Year Ended December 31, 2023
To eliminate CBC’s historical amortization of net deferred (fees) costs	$219	$496
To reflect accretion of fair value adjustments recognized at closing(1)	9,935	22,333
Total adjustments to loan and fee income on loans	$10,154	$22,829

(1)	Accretion of the fair value adjustment on loans held for investment was accreted on a level yield basis over the estimated remaining life of the loans. Refer to Note #4.

16.	Adjustment of $231 thousand for the six months ended June 30, 2024 and $697 thousand for the year ended December 31, 2023 includes (in thousands):

	Six Months Ended June 30, 2024	Year Ended December 31, 2023
To eliminate CBC’s historical amortization of net premiums	$100	$368
To reflect accretion/amortization of the fair value adjustment recognized at closing(1)	131	329
Total adjustments to loan and fee income on debt securities	$231	$697

(1)	Net accretion of the fair value adjustment on debt securities, held to maturity and available for sale was accreted on an accelerated basis over the estimated remaining weighted average maturity, which approximates ten years and five years, respectively.

17.	Adjustment of $4 thousand for the six months ended June 30, 2024 and $241 thousand for the year ended December 31, 2023 for the amortization of the fair value premium of time deposits on a the percentage of interest collected and paid by quarter of the related deposits.

18.	Adjustment of $787 thousand for the six months ended June 30, 2024 and $2.0 million for the year ended December 31, 2023 includes (in thousands):

	Six Months Ended June 30, 2024	Year Ended December 31, 2023
To eliminate CBC’s historical amortization of debt issuance costs	$(70)	$(139)
To reflect amortization of fair value adjustments recognized at closing(1)	857	2,189
Total adjustments to interest on borrowings	$787	$2,050

(1)	Amortization of the fair value discount of subordinated debt based on a straight-line basis over the estimated weighted average expected call dates of 1.4 years for the related notes.

19.	Adjustment of $21.3 million for the year ended December 31, 2023 for the $18.5 million increase in the allowance for credit losses for the estimate of lifetime credit losses for non-PCD loans at closing (Refer to #5 above) and the $2.7 million increase in the allowance for credit losses for the estimate of lifetime credit losses for unfunded loan commitments (Refer to #13 above). There is no similar adjustments for the six months ended June 30, 2024.

20.	The $183 thousand adjustment for the six months ended June 30, 2024 and $1.1 million adjustment for the year ended December 31, 2023 includes (in thousands):

	Six Months Ended June 30, 2024	Year Ended December 31, 2023
Acceleration of unvested stock options(1)	$—	$284
Incremental share-based compensation(2)	—	278
Changes in employment agreements(3)	183	516
Total adjustments to salaries and employee benefits	$183	$1,078

(1)	Amount for the year ended December 31, 2023 relates to the acceleration of vesting for 71,857 unvested stock options outstanding with a weighted average exercise price of $19.03. There were no similar amounts for the six months ended June 30, 2024
(2)	Incremental share-based compensation represents the amount of share-based compensation related to replacement awards above and beyond historical amounts record by CALB for share-based awards. The $278 thousand amount for the year ended December 31, 2023 represents the excess of $1.1 million related to the portion of accelerated RSUs for non-continuing directors, executives and employees attributable to post-combination vesting and expense of $966 thousand for the amortization of unrecognized compensation cost related to the fair value of replacement awards for continuing directors, executives and employees, offset by the $1.8 million of share-based compensation expense included in the historical results of CBC. There was no adjustment for the six months ended June 30, 2024 as the $474 thousand for the amortization of unrecognized compensation cost related to the fair value of replacement awards for continuing directors, executives and employees was less than the $1.1 million of share-based compensation expense included in the historical results of CBC.
(3)	Amounts represent estimates for the incremental compensation cost associated with new employment contracts for two executives in connection with the merger. Amounts include the estimated impact on compensation costs of one-time equity awards, and changes in base salaries and bonus, supplemental retirement benefits and other compensatory items.

21.	Adjustment of $216 thousand for the six months ended June 30, 2024 and $432 thousand for the year ended December 31, 2023 for the amortization of the fair value adjustment for unfavorable lease terms on a straight-line basis over the remaining contractual lease terms.

22.	Adjustment of $17.2 million for the year ended December 31, 2023 for estimated transaction costs to be paid subsequent to June 30, 2024 and reflected in Note #1 above. There was no adjustment for the six months ended June 30, 2024.

23.	Adjustment of $1.5 million for the six months ended June 30, 2024 and $3.5 million for the year ended December 31, 2023 includes (in thousands):

	Six Months Ended June 30, 2024	Year Ended December 31, 2023
To reverse amortization of existing core deposit intangibles during the period	$(17)	$(41)
To record amortization of core deposit intangible recognized at closing(1)	1,536	3,542
Total adjustments to core deposit intangible amortization	$1,519	$3,501

(1)	Amortization of core deposit intangibles is based on an accelerated method over a ten-year life. Refer to Note #8.

24.	Adjustment of $2.4 million for the six months ended June 30, 2024 and $(5.7) million for the year ended December 31, 2023 for the income tax effects of pro forma adjustments that are tax-effected at a blended federal and state statutory rate of 29.56%, excluding nondeductible merger and related expenses of $1.7 million.

25.	Adjustment of 5,139,560 and 5,010,035 to weighted average basic and diluted shares, respectively, for the six months ended June 30, 2024 and 5,245,600 and 5,166,791 shares, respectively, for the year ended December 31, 2023 includes:

	Six Months Ended June 30, 2024		Year Ended December 31, 2023
	Basic	Diluted	Basic	Diluted
To eliminate CBC’s historical average shares	(8,480,654)	(8,610,179)	(8,374,614)	(8,453,423)
To reflect SCB shares issued to CBC shareholders	13,620,214	13,620,214	13,620,214	13,620,214
Total adjustments to weighted average shares	5,139,560	5,010,035	5,245,600	5,166,791